UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2022

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On November 15, 2022, MediaCo Holding Inc. (the “Company”) received a deficiency letter (the “Nasdaq Letter”) from the staff of the Nasdaq Listing Qualifications Department (the “Staff”) stating that because the Company had reported stockholders’ equity of $1,982,000 in its Quarterly Report on Form 10-Q for the period ended September 30, 2022, the Company no longer complies with Nasdaq Listing Rule 5550(b)(1), which requires a minimum $2.5 million stockholders’ equity and thus the Company's Class A common stock (listed on The Nasdaq Capital Market) would be subject to delisting unless the Company requests a hearing before a Nasdaq Hearings Panel (the “Panel”) on or before November 22, 2022.
The Company intends to request a hearing before the Panel. Such request will stay any delisting action in connection with the notice and allow the continued listing of the Company's Class A common stock on The Nasdaq Capital Market under the symbol “MDIA” until the Panel renders a decision subsequent to the hearing. At the hearing, the Company intends to present a plan to regain compliance with the Rule and request that the Panel allow the Company additional time within which to regain compliance. While the Company believes that it will be able to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company's request for continued listing on The Nasdaq Capital Market, or that the Company's plans to exercise diligent efforts to maintain the listing of its Class A common stock on The Nasdaq Capital Market will be successful.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: November 18, 2022	By:	/s/ Ann C. Beemish
Ann C. Beemish Executive Vice President, Chief Financial Officer and Treasurer